Exhibit 99.1

Execution Version

LEXAR MEDIA, INC.

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of March 29, 2005, by and among Lexar Media, Inc., a Delaware corporation (the “Company”), the purchasers set forth on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has authorized the issuance and sale of up to $70,000,000 aggregate principal amount of its 5.625% Senior Convertible Notes due 2010 (the “Notes”), and the Company proposes, subject to the terms and conditions stated herein, to issue and sell on the Closing Date (as defined below) $60,000,000 in aggregate principal amount of the Notes to the Purchasers in the respective amounts set forth opposite their names in column (1) on Schedule I hereto (the “Firm Securities”);

WHEREAS, the Company also proposes to issue and sell to the Purchasers up to an additional $10,000,000 in aggregate principal amount of the Notes (the “Additional Securities” and, together with the Firm Securities, the “Securities”) in the respective principal amounts set forth opposite their names in column (2) on Schedule I hereto, if and to the extent that the Purchasers shall have determined to exercise the right to purchase such Additional Securities granted to the Purchasers in Section 1(b) below;

WHEREAS, the Notes will be issued pursuant to an indenture substantially in the form attached as Exhibit A hereto (the “Indenture”) to be dated as of the Closing Date by and between the Company and U.S. Bank National Association as Trustee (the “Trustee”), and the Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), on the terms, and subject to the conditions, set forth in the Indenture;

WHEREAS, the offer and sale of the Securities and the Underlying Securities will not be registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), in reliance on an exemption therefrom; and

WHEREAS, the Purchasers will be entitled to the benefits of a Registration Rights Agreement substantially in the form attached as Exhibit B hereto covering the Underlying Securities to be dated as of the Closing Date by and among the Company and the Purchasers (the “Registration Rights Agreement” and, together with this Agreement, the Indenture and the Notes, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement to Sell and Purchase.

(a) Firm Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser in the respective principal amounts of Firm Securities set forth opposite such Purchaser’s name in column (1) on Schedule I hereto and as hereinafter provided, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, severally and not jointly agrees to purchase from the Company such respective principal amount of the Firm Securities at a purchase price of 100% of the principal amount thereof (the “Purchase Price”).

(b) Additional Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser, and each Purchaser shall have the right to purchase, up to the principal amount of the Additional Securities set forth opposite such Purchaser’s name in column (2) on Schedule I hereto, with respect to each Purchaser (the “Option”). If purchased by a Purchaser, the Additional Securities shall be sold at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. To exercise the Option, a Purchaser must so notify the Company in writing (the “Option Exercise Notice”) on or before the 60th day after the Closing Date (the “Option Expiration Date”) which Option Exercise Notice shall specify the principal amount of the Additional Securities such Purchaser is purchasing pursuant to the Option and the date on which the Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than five business days after the date of such Option Exercise Notice.

2. Closing.

(a) Firm Securities. Payment for the Firm Securities shall be made severally by the Purchasers to the Company to an account previously specified in writing by the Company to the Purchasers by March 30, 2005 in United States dollars in cash or other funds immediately available in New York City against delivery to each Purchaser of the Firm Securities purchased by such Purchaser at 10:00 a.m., New York City time, on March 30, 2005, or at such other time on the same or such other date as shall be mutually agreed upon by the Company and the Purchasers purchasing more than 50% of the aggregate principal amount of Firm Securities to be purchased hereunder. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

(b) Additional Securities. Payment for the Additional Securities to be purchased pursuant to any exercise of the Option, shall be made by the Purchaser(s) purchasing Additional Securities, to the Company by wire transfer of United States dollars in cash or other funds immediately available in New York City, to an account previously specified in writing by the Company to such Purchaser(s), against delivery of such Additional Securities in the form specified by the applicable Purchaser(s) in the applicable Option Exercise Notice at 10:00 a.m., New York City time, on the third business day following the date of the applicable Option Exercise Notice, or at such other time on the same or on such other date, as may be mutually agreed upon by the Company

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and such Purchaser(s). The time and date of each such payment and delivery are hereinafter referred to as an “Option Closing Date.”

3. Representations and Warranties. The Company, represents and warrants to the Purchasers as of the Closing Date and each Option Closing Date the following:

(a) Exchange Act Documents. The documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) since January 1, 2004 (as amended or supplemented from time to time prior to the date hereof, including the exhibits thereto, and including the Form 12b-25 (the “Form 12b-25”) filed on March 16, 2005 and, the “Exchange Act Documents”), when taken together, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Financial Statements. Except as disclosed in the Exchange Act Documents, (i) the financial statements included in the Exchange Act Documents present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified therein, (ii) said financial statements have been prepared in conformity with generally accepted accounting principles and practices (“GAAP”) applied on a consistent basis, except as indicated in the notes thereto; (iii) the supporting schedules, if any, in the Exchange Act Documents present fairly in all material respects the information required to be stated therein, (iv) the other financial and statistical information and any other financial data set forth in the Exchange Act Documents present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and (v) to the extent such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company, except as indicated in the notes thereto.

(c) Absence of Material Adverse Effect. Except as set forth in the Form 12b-25 and the Current Reports on Form 8-K filed on March 3, 2005, March 16, 2005 and March 24, 2005 (collectively, the “Recent Reports”), since the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2004 (the “Latest 10-Q”), there has not been any Material Adverse Change affecting the Company and its consolidated subsidiaries considered as a single enterprise. As used in this Agreement, “Material Adverse Change” or “Material Adverse Effect” means any change or effect that would be materially adverse to the business, properties, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries considered as a single enterprise, or to the ability or authority of the Company to consummate the transactions contemplated hereby and by the other Transaction Documents on the terms set forth herein or therein.

(d) Absence of Certain Changes. Except as disclosed in the Recent Reports, since the Latest 10-Q, there has not been any (i) material change in the capital stock or long-term debt of the Company or (ii) issuance of any options or warrants for the purchase of capital stock of the Company, securities convertible into capital stock of the Company or rights to purchase capital stock of the Company, except for changes or issuances occurring in the ordinary course of

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business, changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award and stock purchase plans. Except as disclosed in the Recent Reports, since the Latest 10-Q, the Company has not entered into any transaction or agreement that has or would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Since the Latest 10-Q, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(d), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(e) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Act Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f) Subsidiaries. The Company has no subsidiaries that are Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X).

(g) Authorization; Enforcement; Validity. The Company has full corporate power and authority to enter into the Transaction Documents to which it is a party and to perform and discharge its obligations thereunder, including, without limitation, issuance of the Securities and the reservation for issuance and the issuance of the Underlying Securities and no further consent or authorization is required by the Company, its board of directors or its stockholders, other than such consents or authorizations as have been obtained prior to the execution of this Agreement; each Transaction Document to which it is a party has been duly authorized, executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto that have not been previously waived.

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(h) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Latest 10-Q except for changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award and stock purchase plans. Except for this Agreement and the Registration Rights Agreement or stock purchase plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to the Common Stock or requiring the Company to include any Common Stock with the Underlying Securities registered pursuant to any registration statement that have not been previously waived. The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(i) Issuance of Securities. The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will be free from all taxes, liens and charges with respect to the issuance thereof and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(j) Issuance of Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into the Underlying Securities in accordance the terms of the Indenture; the Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights and will be free from all taxes, liens or charges with respect to the issuance thereof.

(k) No Conflicts. None of the issue and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities, the execution and delivery by the Company of the Transaction Documents and the performance by the Company of all its obligations and the consummation of the transactions herein and therein contemplated, will (i) result in a breach of any of the terms or provisions of, constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject except, in each case, for such conflicts, breaches, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, (iii) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or of any self-regulatory agency or body having jurisdiction over the

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Company or any of its properties except for such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or of any self-regulatory agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by any of the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase of and any distribution of the Securities or Underlying Securities by the Purchasers or under the Securities Act with respect to the registration of the Underlying Securities pursuant to the terms of the Registration Rights Agreement.

(l) Absence of Litigation. Except as disclosed in the Exchange Act Documents, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company or any person acting on its or their behalf, has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise approached or negotiated with, any Person in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require (i) the registration under the Securities Act of the issuance of any of the Securities contemplated hereby or (ii) the approval of the stockholders of the Company in accordance with the rules and regulations of the Nasdaq Stock Market (the “Principal Market”).

(n) No General Solicitation. None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold any of the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

(o) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof and the Purchasers’ compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Securities or Underlying Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(p) Placement Agent. Except for its engagement letter with J.P. Morgan Securities Inc. dated March 24, 2005, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person that would reasonably be expected to give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

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(q) Manipulation of Price. Neither the Company, nor any of its subsidiaries nor any of their officers or directors or any of their affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(r) Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Principal Market, and the Company has not taken any action designed to or reasonably likely to result in the termination of the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the Principal Market. Since January 1, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market, other than temporary trading halts effected by the Nasdaq Stock Market following the Company’s public release of material news and (iii) no executive officer of the Company has received any communication, written or oral, from the SEC or the Principal Market threatening the suspension or delisting of the Common Stock from the Principal Market.

(s) Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of December 31, 2003, is an independent registered public accounting firm within the meaning of the Securities Act.

(t) Tax Status. The Company and each of its subsidiaries (i) has filed all material federal, state, local and foreign tax returns and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all taxes that are material in amount shown or determined to be due in the returns, reports and declarations filed by them and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which adequate reserves have been provided; and there is no tax deficiency in any material amount which has been or, to the Company’s knowledge, might reasonably be expected to be asserted or threatened against the Company and the Company is not aware of any reasonable basis for any such claim.

(u) Labor Relations. (i) Except as disclosed in the Exchange Act Documents, no labor disputes exist with employees of the Company except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company and (ii) the Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Environmental Laws. Except as disclosed in the Exchange Act Documents, to the Company’s knowledge, the Company is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and

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Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(w) Intellectual Property. (i) The Company or its subsidiaries own or possess the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary to carry on the business conducted by the Company and its subsidiaries, taken as a whole, as described in the Exchange Act Documents, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all of such patents, registered trademarks and registered copyrights owned by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Registrar of Copyrights or the corresponding offices of other jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (iii) all material licenses or other material agreements under which (1) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (2) the Company or any of its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company or its subsidiaries or the other parties thereto, except for such failures to be in full force and effect and such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) the Company and its subsidiaries do not have and, to the knowledge of the Company, none of its and their employees have any agreements or arrangements with any persons other than the Company or its subsidiaries related to confidential information or trade secrets of such persons other than such agreements that would not restrict the Company and its subsidiaries from conducting their business as described in the Exchange Act Documents to an extent that would reasonably be expected to result in a Material Adverse Effect.

(x) Permits. The Company and each of its subsidiaries, taken together, have (i) made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities (collectively, “Permits”) in order for the Company and its subsidiaries to conduct their business, except for such Permits that the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and are in compliance in all material respects with the terms and conditions of all such Permits; all such Permits held by the Company and its subsidiaries are valid and in full force and effect; there is no pending or, to the knowledge of the Company threatened, action, suit, claim or proceeding that may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit that, singly or in the

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aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect and (ii) such licenses, franchises, permits, authorizations, approvals and orders of and from governmental and regulatory officials and bodies as are, to the Company’s knowledge, reasonably necessary to own or lease and operate the properties and conduct the business of the Company and its subsidiaries, taken as a whole, on the date hereof.

(y) Title. (i) The Company has good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) ERISA. (i) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company is required to provide notice under Section 4043 of ERISA and would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) with respect to any “pension plan” (other than a “multiemployer plan” (as defined in ERISA)), the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, such “pension plan,” or under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and (b) with respect to any “pension plan” that is a “multiemployer plan,” the Company has not received notice that the Company has incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, such “pension plan,” or under Section 412 or 4971 of the Code; (iv) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “pension plan” (other than a “multiemployer plan”) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and (v) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in section 302 of ERISA) has occurred with respect to any “pension plan” (other than a “multiemployer plan”) for which the Company would have any liability.

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(aa) Internal Controls. Except as disclosed in the Recent Reports, (i) the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(bb) Sarbanes-Oxley Act. Except as disclosed in the Recent Reports, the Company and its executive officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Investment Company. Neither the Company nor its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be required to register as an “investment company” or an entity controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended.

(dd) OSHA. Other than as disclosed in the Exchange Act Documents, to the Company’s knowledge, the Company is in compliance with any and all applicable Occupational Safety and Health Administration standards and requirements (the “OSHA Laws”), except where such non-compliance with OSHA Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Regulation U. The Company does not own, and has no present intention to acquire, and the proceeds of the sale of the Securities will not be used to buy or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207).

(ff) Ranking of Notes. No indebtedness of the Company for borrowed money is or will rank senior to the Notes in right of payment, whether in respect of payment of interest or upon liquidation or dissolution or otherwise, except to the extent that the Securities will be effectively junior to the indebtedness of the Company owing to the Bank (as defined below) under the Credit Facility (defined below) to the extent of the value of the assets securing such indebtedness.

(gg) Form S-3 Eligibility. The Company is eligible to register the Underlying Securities for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

(hh) Rule 144A. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(ii) Application of Takeover Protections; Rights Agreement. There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation

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or the laws of the State of Delaware which are or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(jj) No Undisclosed Events. Except as set forth in the Recent Reports, no event, liability, development or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(kk) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ll) Foreign Corrupt Practices Act. To the best of the Company’s knowledge after due inquiry, neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(mm) Financial Position. After giving effect to the receipt of the net proceeds to the Company from the sale of the entire principal amount of the Firm Securities hereunder, the Company has no reason to believe that it will be subject to receipt from the Company’s independent auditors of inclusion of a “going concern” or other qualification (except as set forth in Recent Reports) in their opinion with respect to Company’s consolidated financial statements for the year ended December 31, 2004. The Company has no reason to believe that it will be unable to file its Annual Report on Form 10-K for fiscal 2004 on or prior to March 31, 2005.

(nn) Wells Fargo Consent. Pursuant to an amendment to the Credit Facility (defined below), the Company has obtained the consent of Wells Fargo Foothill, Inc. (the “Bank”) to entering into the Transaction Documents and for the issuance of the Securities pursuant to the Credit Agreement dated as of February 28, 2005 by and between the Company and the Bank (the “Credit Facility”). The Company has delivered, a true, correct and complete copy of the Credit Facility and such amendment to each Purchaser.

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Each Purchaser acknowledges and agrees that the Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

4. Representations and Warranties of the Purchasers. Each Purchaser severally represents and warrants to the Company only as to itself the following:

(a) Accredited Investor Status. Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D and as a “qualified institutional investor” under Regulation 144A. Such Purchaser is experienced in evaluating investments in companies such as the Company.

(b) Information. Such Purchaser has been afforded access to information about the Company and the financial condition, results of operations, business, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company; such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein.

(c) Investment Risk. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time, and is presently able to afford the complete loss of such investment.

(d) No Public Sale or Distribution. Such Purchaser is acquiring the Securities in the ordinary course of business solely for its own account and not as a nominee or agent for any other person and not with a view to any distribution thereof that violates the Securities Act or the securities laws of any State of the United States or any applicable jurisdiction; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act; such Purchaser does not presently have any intention, or any agreement or understanding, directly or indirectly, with any person, to distribute any of the Securities.

(e) Validity; Enforcement. Such Purchaser was duly organized or formed and is a validly existing organization in good standing under the laws of its jurisdiction of organization, with power and authority to execute and deliver this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder; and this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by such Purchaser; assuming due authorization, execution and delivery by the Company, each of this Agreement and the Registration Rights Agreement constitutes a legally valid and binding agreement of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality,

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commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f) Residency. Such Purchaser is a resident of that jurisdiction specified in its address for notices set forth below the signature of the Purchaser where it appears on the signature page of this Agreement. Such Purchaser was not formed for the specific purpose of acquiring the Securities.

(g) Source of Funds. Such Purchaser is not acquiring the Securities with assets of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or Section 4975 of the Code.

(h) Beneficial Ownership. Assuming the capitalization of the Company set forth in its most recent Exchange Act Document, such Purchaser, together with its “affiliates” (as defined in Rule 13d-3 promulgated under the Securities Act), is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of not more than 4.9% of the outstanding shares of Common Stock immediately after the purchase of the Securities hereunder.

(i) Broker/Dealer Status. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(j) Independent Evaluation. Such Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.

(k) Current Information. Without limiting any of the representations, warranties or covenants of the Company in any Transaction Document, such Purchaser notes that the Company has furnished or otherwise made available to such Purchaser the Recent Reports, which Recent Reports include disclosure that (i) the Company has delayed the filing with the SEC of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and (ii) the Company is currently conducting an investigation into its internal controls and procedures, which investigation is not complete.

(l) No Short Sales. Such Purchaser has not purchased any shares of Common Stock, engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to the Common Stock (collectively, a “Short Sale”), since the date and time that it was contacted by J.P. Morgan Securities Inc. with respect to the transactions contemplated by this Agreement. Such Purchaser agrees that it will not effect any Short Sale until the 8-K Filing (as defined below) has been made.

The Company acknowledges and agrees that the Purchasers have not made, and do not make, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

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5. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

(a) Listing. The Company shall promptly secure the listing of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Underlying Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use reasonable best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

(b) Blue Sky. The Company shall qualify the Securities for offering and sale under the applicable securities laws of such states as any Purchaser may designate and will continue such qualifications in effect so long as required for the resale of the Securities; provided that the Company will not be required to qualify as a foreign corporation or file a general consent to service of process in any such state.

(c) Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) payable to rating agencies in connection with any rating of the Securities, (iii) incurred in connection with the qualification of the Securities for sale under state securities laws, and (iv) in connection with the approval of the Underlying Securities for listing on the Principal Market, (v) in connection with the admission for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the admission of the Securities for trading in the Private Offering, Resales and Trading through Automatic Linkages (“PORTAL”) system of the National Association of Securities Dealers, Inc. (“NASD”) or any appropriate market system), (vi) related to any filing with the Principal Market and (vi) in connection with satisfying its obligations under Section 5(a). In addition to the foregoing (and without duplication), the Company agrees to pay Highbridge International LLC and Amphora Limited their actual out-of-pocket expenses incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents and the transactions contemplated thereby (“Transaction Expenses”); provided, that the maximum amount of Transaction Expenses that the Company shall be obligated to pay to Highbridge International LLC and Amphora Limited shall not exceed $100,000 in the aggregate (the “Transaction Expense Cap”). Except as expressly set forth in this Section 5(c) and in Sections 8 and 11, the Company shall have no obligation to pay any costs and expenses of the Purchasers (except as set forth in the Registration Rights Agreement).

(d) Regulation M. The Company shall not take any action prohibited by Regulation M under the Exchange Act, in connection with the issuance of the Securities contemplated hereby.

(e) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form

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of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy, or otherwise approach or negotiate with, any Person in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities or the Underlying Securities in a manner which would require the registration under the Securities Act of the Securities or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

(g) Reservation of Shares. The Company shall reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities.

(h) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital purposes, including the repayment of outstanding indebtedness of the Company; no part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220); as used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(i) Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time on March 30, 2005 in the form required by the Exchange Act, relating to the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents, or forms thereof, and the Credit Facility as exhibits to such filing. From and after the filing of the 8-K Filing with the SEC, the Company shall not have provided any Purchaser with any material, nonpublic information that is not disclosed in the 8-K Filing.

(j) Material Non Public Information. Other than as set forth in the 8-K Filing, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

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(k) Listing. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other national or regional securities exchange or, if the Common Stock is not listed on a national or regional securities exchange or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (a “Trading Market”), it will include in such application the Underlying Securities, and will take such other action as is necessary or desirable to cause the Underlying Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

(l) Form 10-K. The Company shall file its Annual Report on Form 10-K for fiscal 2004 on or prior to March 31, 2005, which Form 10-K the Company has no reason to believe will include any “going concern” or other qualification (other than qualifications relating to the disclosure set forth in the Form 12b-25) in the opinion from the Company’s independent auditors with respect to the Company’s financial statements for the year ended December 31, 2004.

(m) PORTAL. The Company will cause the Securities to be eligible for trading on PORTAL.

6. Conditions to the Purchasers’ Obligations. The obligation of each Purchaser hereunder to purchase the Firm Securities on the Closing Date is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) the representations and warranties of the Company set forth in Section 3 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) the Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Company’s financial matters, reasonably satisfactory to the Purchasers, to the effect set forth in Section 6(a) and to the further effect that except as disclosed in the Exchange Act Documents filed as of the date hereof, there has not occurred any Material Adverse Change since the date of the Latest 10-Q.

(c) Fenwick & West LLP, special counsel for the Company, shall have furnished to the Purchasers their written opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit C.

(d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the

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Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(e) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the Principal Market;

(f) the Company shall have duly executed each of the other Transaction Documents;

(g) each other Purchaser shall have purchased from the Company the Firm Securities in the aggregate principal amounts set forth opposite each such Purchaser’s name in column (1) on in Schedule I hereto;

(h) the Purchasers shall have received on and as of the Closing Date a certificate of the secretary of the Company in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Purchasers;

(i) the Company shall have delivered to the Purchasers a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State the State of Delaware as of a date within 20 days of the Closing Date;

(j) the Company shall have delivered to the Purchasers a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the States of California, Florida and Colorado as of a date within 20 days of the Closing Date;

(k) the Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

(l) the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary to be obtained prior to the Closing Date for the sale of the Securities; and

(m) the Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

If it elects to exercise the Option, the obligation of a Purchaser to purchase Additional Securities hereunder on an Option Closing Date is subject to the same conditions as are set forth above in clauses (a)-(m) with respect to the Firm Securities, provided that each reference to the Closing Date in this Section 6 shall, with respect to the closing of the sale of any Additional Securities, be deemed to be a reference to the applicable Option Closing Date.

7. Conditions to the Company’s Obligations. The obligations of the Company hereunder to issue and sell the Firm Securities to each Purchaser on the Closing Date, or Additional Securities to any Purchaser on its Option Closing Date, as applicable, are subject to the performance by the Purchasers of all of their obligations hereunder, the accuracy in all

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material respects of the representations and warranties of the Purchasers contained herein on and as of the Closing Date, or such Option Closing Date, as applicable, as if made on and as of the Closing Date, or the Option Closing Date, as applicable and the due execution by the Purchasers of all other Transaction Documents to which the Purchasers are parties.

8. Indemnity and Contribution. The Company agrees to indemnify and hold harmless each Purchaser and each of their respective directors, officers, employees, members, representatives and agents and each person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, penalties, fees and liabilities (collectively, “Losses”), including without limitation the reasonable legal fees and other reasonable expenses of one counsel (in addition to any local counsel) incurred (irrespective of whether any such indemnitee is a party to the action for which indemnification hereunder is sought) in connection with any suit, action or proceeding or any claim, as incurred, as a result of, or arising out of or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnified Person (defined below) by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery or performance by the Company of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided that the Company shall not be required to indemnify any of the Indemnified Persons to the extent Losses arise or result from a material misrepresentation or material breach of any representation or warranty made by such Purchaser or Indemnified Person contained in the Transaction Documents, or a material breach of any covenant, agreement or obligation by such Holder or Indemnified Person contained in the Transaction Documents.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel (in addition to any local counsel) reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would, in the opinion of counsel, be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall reimburse all such reasonable fees and expenses actually incurred shall be reimbursed upon delivery to the Indemnifying Person of reasonable

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documentation therefor setting forth such expenses in reasonable detail unless a bona fide dispute exists with respect to such expenses. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Liabilities by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and no admission of fault on the part of the Indemnified Party.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any Liabilities, each Indemnifying Party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities, including reasonable legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. For purposes of this paragraph, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity agreements and contribution provisions contained in this Section 8 and the representations and warranties of the Company, and the Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Purchaser Participation Right.

(a) Right. In the event that, within one year from the date of this Agreement, the Company proposes to issue equity securities or other securities exercisable for or convertible into equity securities (other than Excluded Issuances set forth in Section 9(c) below), the

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Company shall offer each Purchaser the opportunity to purchase, on the same terms and conditions as those offered to all other purchasers and pursuant to documentation reasonably satisfactory to the Company and the Purchasers, a percentage of such securities that is equal to the percentage of the Company’s Common Stock owned by each Purchaser (without regard to limitations on conversion in the Indenture or the Notes) immediately prior to such transaction, counting as Common Stock (on an as-converted-to-Common Stock basis) for the purposes of determining such percentage all issued and outstanding securities of the Company that are exchangeable or exercisable for, or convertible into, Common Stock (“Pro Rata Portion”).

(b) Procedure for Exercise.

(i) The Company shall deliver to each Purchaser a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) pursuant to Section 9(a) above, which Offer Notice shall (x) identify and describe the Offered Securities, (y) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers a Pro Rata Portion of the Offered Securities allocated among such Purchasers based on such Purchaser’s pro rata portion of the aggregate principal amount of Securities purchased hereunder (the “Basic Amount”).

(ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the fifth Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount, if any, that such Purchaser elects to purchase the “Notice of Acceptance”).

(iii) The Company shall have twenty Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 9(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b)(iii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(b)(i) above.

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(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(b)(iii) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

(vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 9(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(c) Excluded Issuances. The participation rights set forth in this Section 9 shall not apply to the following issuances (the “Excluded Issuances”): (i) the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (ii) the grant by the Company of equity issuances under its equity incentive and stock option plans, including any such plans approved by the Company’s Board of Directors and stockholders in the future, (iii) the grant or issuance by the Company of Common Stock options or warrants to as full or partial payment of a customary advisory fee payable to a nationally recognized bank or investment bank in connection with a strategic transaction or financing, (iv) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, (v) shares issued pursuant to the Company’s Employee Stock Purchase Plan, (vi) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company, (vii) shares of Common Stock or warrants issued in connection with the acquisition by the Company of any corporation or other entity or assets of any corporation or other entity occurring after the Closing Date, (viii) shares of Common Stock or warrants issued in connection with a joint venture, strategic alliance or other commercial relationship, the primary purpose of which is not to raise equity capital, (ix) shares of Common Stock pursuant to a bona fide firm commitment underwritten public offering with gross proceeds to the Company of at least $30 million with a nationally recognized underwriter, and (x) securities issued in a registered direct public offering pursuant to the Company’s currently effective shelf registration statement with gross proceeds to the Company of at least $30 million.

10. Lock-Up. The Company hereby agrees that, without the prior written consent of the Holders of more than 50% of the aggregate principal amount of the Securities at the time outstanding (the “Majority Holders”), it will not, (x) during the period ending 90 days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, and (y) during the period ending on the later of 90 days after the Closing Date and the date the registration statement required under the Registration Rights Agreement is declared effective, file with the SEC a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities

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convertible into, or exchangeable for, any shares of its Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to Excluded Issuances described in clauses (i)-(viii) above.

In addition, the Company agrees to use its best efforts to prevent its executive officers and directors, in the aggregate, from taking any of the actions set forth in clauses (i) and (ii) in the immediately preceding paragraph with respect to in excess of 500,000 shares of Common Stock in the aggregate for all executive officers and directors without the prior written consent of the Majority Holders provided, however, that the foregoing covenant shall not apply to (i) any bona fide gift, (ii) sales pursuant to existing trading plans that are in place prior to the date of this Agreement pursuant to Rule 10b5-1 under the Exchange Act, and (iii) sales of shares by such persons of Common Stock purchased under the Company’s Employee Stock Purchase Plan.

11. Termination. The Purchasers may terminate this Agreement by notice given to the Company executed by the Purchasers purchasing more than 50% of the aggregate principal amount of the Firm Securities hereunder as set forth on Schedule I hereto, (except in the case of clauses (i) and (v), which termination right may be exercised by each Purchaser as to itself but not the other Purchasers), if prior to the Closing Date (i) in the sole judgment of a Purchaser a Material Adverse Effect shall have occurred between the date hereof and the Closing Date, (ii) trading in any securities of or guaranteed by the Company or securities generally on the New York Stock Exchange, Inc., the American Stock Exchange or the Principal Market shall have been suspended or materially limited, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States or New York State authorities, (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the judgment of a Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or (vi) the failure of the Company to satisfy the conditions set forth in Section 6 of this Agreement.

12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13. Reimbursement. If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Purchaser for all out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by the Purchasers in connection with this Agreement or the issuance of Securities contemplated hereunder.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchasers, any controlling persons referred to herein and their respective successors and, with respect to the Purchasers, their Permitted Assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or

22

any provision herein contained. No purchaser of Securities from the Purchasers shall be deemed to be a successor by reason merely of such purchase, and rights under this Agreement may be assigned by the Purchasers only to Permitted Assigns. For purposes of this Section 14, “Permitted Assigns” shall mean: (i) an “affiliate” (as defined in Rule 501(b) of Regulation D) of the Purchaser to whom Securities are assigned and (ii) a pledgee (or a transferee of such pledgee) that succeeds to the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger. Notices to the Purchasers shall be given at the address as set forth on Schedule I hereto, with a copy to (solely for informational purposes):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer Klein, Esq.

Notices to the Company shall be given to the Company at:

47300 Bayside Parkway

Fremont, CA 94538

Attention: General Counsel

Telephone: (510) 413-1200

Facsimile: (510) 413-1296

with a copy to (solely for informational purposes):

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Telephone: (650) 988-8500

Facsimile: (650) 938-5200

Attention: Dennis DeBroeck, Esq.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any

23

claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

18. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

19. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

20. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the then-outstanding aggregate principal amount of the Securities.

21. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

22. Survival. The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

23. Independence of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers represent and warrant that they are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and confirm that they have or legal counsel has on their behalf independently

24

participated in the negotiation of the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Purchaser to be joined as an additional party in any proceeding for such purpose.

24. Transfers. Each Purchaser agrees to offer, sell or otherwise transfer the Securities, prior to the date which is two years after the original issue date of the Securities, only (a) to Lexar Media, Inc. or any parent or subsidiary thereof, (b) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to which notice is given that the transfer is being made in reliance on Rule 144A, (c) pursuant to a registration statement which has been declared effective under the Securities Act, or (d) pursuant to another available exemption from the registration requirements of the Securities Act, subject to Lexar Media, Inc.’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form specified in the Indenture and the Notes is completed and delivered by the transferor to the Trustee.

(SIGNATURE PAGES FOLLOW)

25

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

COMPANY:

LEXAR MEDIA, INC.

By:	/s/ BRIAN MCGEE
Name:	Brian McGee
Title:	VP, Finance and CFO

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

PURCHASERS:

HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ ADAM J. CHILL
Name:	Adam J. Chill
Title:	Managing Director

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

PURCHASERS:

AMPHORA LIMITED

By:	AMARANTH ADVISORS L.L.C, Its Trading Advisor

Name:	/s/ KARL J. WACHTER

Title:	Authorized Signatory

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Schedule I

Schedule of Purchasers

	(1) Firm Securities	(2) Additional Securities
Name and Address of Purchaser	Principal Amount of Notes	Principal Amount of Notes
Highbridge International LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019 Attn: Ari J. Storch / Adam J. Chill Tel: (212) 287-4720 Fax: (212) 751-0755 Residence: Cayman Islands	$30,000,000	$5,000,000

Amphora Limited c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attn: General Counsel Tel: (203) 422-3340 Fax: (203) 422-3540 Residence: Cayman Islands	$30,000,000	$5,000,000

Exhibit A

Form of Indenture

LEXAR MEDIA, INC.

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

____________________

INDENTURE

DATED AS OF MARCH 30, 2005

____________________

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

(continued)

(continued)

(continued)

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310	12.1
	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.10
	(c)	N.A.
Section	311	12.1
	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312	14.1
	(a)	N.A.
	(b)	14.3
	(c)	14.3
Section	313	12.1
	313(a)	9.6(a)
	(b)(1)	N.A.
	(b)(2)	9.6(a)
	(c)	9.6(a)
	(d)	N.A.
Section	314	12.1
	314(a)	N.A.
	(b)	12.1(g)
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	12.1(f)
	(e)	N.A.
	(f)	N.A.
Section	315	12.1
Section	316	12.1
Section	317	12.1
Section	318(c)	12.1

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE dated as of March 30, 2005 is between Lexar Media, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 5.625% Senior Convertible Notes due 2010.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.	DEFINITIONS.

“Acquiror” means, in a transaction that is a Change in Control, the entity that acquires the Company.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into or exchangeable or exercisable for such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Coupon Make-Whole Payment” means, with respect to each $1,000 principal amount of Securities, a payment in cash equal to the present value to the applicable payment date of all remaining scheduled payments of Interest on the Securities to be redeemed through April 1, 2010. Present value will be computed using a discount rate equal to the Treasury Yield plus 50 basis points.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 633 West 5th Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071; Attention: Corporate Trust Services (Lexar Media, Inc. — 5.625% Senior Convertible Notes due 2010) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means April 1, 2010.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means September 30 and March 31 of each year.

“Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, the Treasurer, any Assistant Controller or any Assistant Secretary or any Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Public Entity” means an entity with publicly-traded Capital Stock that is listed on a United States national securities exchange or quoted on the Nasdaq National Market.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in Section 3.1 and in the form of Security annexed as Exhibit A hereto.

“Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in Section 3.1(a) and in the form of Security annexed as Exhibit A hereto.

“Registration Default Payments” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Registration Default Payments accrued or payable as of such date as provided in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2005, by and among the Company and the Purchasers thereunder, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regular Record Date” means, with respect to each Interest Payment Date, the September 15 or March 15, as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act or any successor for such Rule.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 5.625% Senior Convertible Notes due 2010 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible or exchangeable is neither listed for trading on a United States national securities exchange nor approved for listing or quotation on the Nasdaq National Market or The Nasdaq Small-Cap Market, or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States on any such exchange or automated quotation system.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the Final Maturity Date;

provided, however, that if the then remaining term to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to the Final Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 1.2.	OTHER DEFINITIONS.

Term	Defined in Section
“Agent Members”	2.1
“Bankruptcy Law”	8.1
“beneficial owner”	3.8
“beneficially owned”	3.8
“Change in Control”	3.8
“Closing Price”	4.6
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Limitation”	4.2
“Conversion Price”	4.1
“Conversion Rate”	4.1
“Current Market Price”	4.6
“Custodian”	8.1
“DTC”	2.1
“Depositary”	2.1
“Determination Date”	4.6
“Effective Date”	3.8
“Event of Default”	8.1
“Expiration Date”	4.6
“Expiration Time”	4.6
“Fundamental Change”	3.8
“Fundamental Change Conversion/Repurchase Period”	3.8
“Fundamental Change Purchase”	3.8
“Fundamental Change Purchase Date”	3.8

Term	Defined in Section
“Fundamental Change Purchase Notice”	3.8
“Fundamental Change Purchase Price”	3.8
“Make-Whole Premium”	5.1
“Make-Whole Premium Table”	5.1
“Make-Whole Shares Cap”	5.1
“Paying Agent”	2.3
“person”	3.8
“Primary Registrar”	2.3
“Principal Value Conversion”	4.1
“Purchase Agreement”	2.1
“Purchased Shares”	4.6
“Redemption Notice”	3.1
“QIB”	2.1
“Registrar”	2.3
“Rights”	4.6
“Rights Plan”	4.6
“Spinoff Valuation Period	4.6
“tender offer”	4.6
“Trigger Event”	4.6
“Triggering Distribution”	4.6
“unissued shares”	3.8
“voting stock”	3.8

SECTION 1.3.	TRUST INDENTURE ACT PROVISIONS.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4.	RULES OF CONSTRUCTION.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) the masculine gender includes the feminine and the neuter;

(6) references to agreements and other instruments include subsequent amendments thereto; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

SECTION 2.1.	FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated March 29, 2005 (the “Purchase Agreement”) between the Company and the Purchasers thereunder, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participation in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Custodian (as defined in Section 8.1) as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXAR MEDIA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

SECTION 2.2.	EXECUTION AND AUTHENTICATION.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $60,000,000 (subject to increase by up to an additional aggregate principal amount of $10,000,000 in the event the Purchasers (as defined in the Purchase Agreement)

exercise the right to purchase Additional Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement) except as provided in Sections 2.6 and 2.7.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). Subject to Section 2.2(a), the Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3.	REGISTRAR, PAYING AGENT AND CONVERSION AGENT

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

(c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office of U.S. Bank Trust National Association, an Affiliate of the Trustee, whose address is 100 Wall Street, Suite 1600, in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.

SECTION 2.4.	PAYING AGENT TO HOLD MONEY IN TRUST.

Prior to 10:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, the Company shall deposit or cause to be deposited with a Paying Agent a sum sufficient to pay such principal or interest, so becoming due. Subject to Section 10.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5.	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6.	TRANSFER AND EXCHANGE.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11, 3.13, 4.2(e) or 11.5.

(b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (3) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.	REPLACEMENT SECURITIES.

(a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased, redeemed or by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem, or purchase such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.	OUTSTANDING SECURITIES.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

(d) Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9.	TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11.	CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

SECTION 2.12.	LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

As used in the preceding Subsections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply only to Global Securities:

(1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclauses (A) or (B) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (C) immediately above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) of this Subsection 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(e) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13.	CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14.	RANK.

The Securities shall constitute senior indebtedness of the Company and shall rank pari passu with all other senior indebtedness of the Company and senior to all other indebtedness of the Company.

ARTICLE 3

REDEMPTION AND PURCHASE

SECTION 3.1.	TO REDEEM; NOTICE TO TRUSTEE.

(a) Prior to March 31, 2008, the Securities shall not be redeemable at the Company’s option. On or after March 31, 2008, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, upon at least 20 days’ notice given in the manner set forth in Section 3.3 (a “Redemption Notice”), if (i) on the date that the Company gives such Redemption Notice, the Closing Price of the Common Stock exceeds 175% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period, ending on the Trading Day prior to the date the Company delivers the Redemption Notice, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Sections 4.6 and 4.11 and (ii) on the date that the Company delivers such Redemption Notice through the Redemption Date, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such Redemption Notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case, for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest (including any accrued and unpaid Registration Default Payments) to, but excluding, the Redemption Date, plus the Coupon Make-Whole Payment; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities were registered at the close of business on such Regular Record Date. Securities or portions of the Securities called for redemption may be converted by the Holder in accordance with the provisions of Article 4 until the close of business on the Business Day prior to the Redemption Date.

(b) If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed.

(c) Each Holder who elects to convert Securities pursuant to the provisions of Article IV during the period from and including the date of the applicable Redemption Notice to and including the last Trading Day prior to the Redemption Date specified in such Redemption Notice shall be entitled to receive the Coupon Make-Whole Payment in respect of the Securities so converted.

SECTION 3.2.	SELECTION OF SECURITIES TO BE REDEEMED.

(a) If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

(b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3.	NOTICE OF REDEMPTION.

(a) At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a Redemption Notice to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

(b) The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the then effective Conversion Price and Conversion Rate;

(4) the name and address of each Paying Agent and Conversion Agent;

(5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4 hereof;

(7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price payable to such Holder upon presentation and surrender to a Paying Agent of the Securities;

(8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(9) the CUSIP number of the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (9) of Subsection 3.3(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.

SECTION 3.4.	EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price payable upon redemption, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

SECTION 3.5.	DEPOSIT OF REDEMPTION PRICE.

Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

SECTION 3.6.	SECURITIES REDEEMED IN PART.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7.	CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m. New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. If such an agreement is entered into a copy thereof shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 10:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8.	PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON FUNDAMENTAL CHANGE.

(a) If at any time the Securities remain outstanding there shall have occurred a Fundamental Change, all or any portion of the Securities of any Holder equal to $1,000 or an integral multiple of $1,000, shall be purchased by the Company, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with interest and Registration

Delay Payments, if any, accrued and unpaid to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), on the Fundamental Change Purchase Date (a “Fundamental Change Purchase”); provided, however, if the Fundamental Change Purchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Securities payable on such date shall be payable to the Holders in whose name the Securities were registered at the close of business on such Regular Record Date. “Fundamental Change Purchase Date” means the date that is three (3) Business Days after the Effective Date for a Fundamental Change. With respect to any Fundamental Change Purchase for which a Fundamental Change Purchase Notice has been delivered after the Effective Date and during the Fundamental Change Conversion/Repurchase Period, the Fundamental Change Purchase Date shall mean the date that is three (3) Business Days following the end of the Fundamental Change Conversion/Repurchase Period. “Effective Date” means the date that the applicable Fundamental Change becomes effective. “Fundamental Change Conversion/Repurchase Period” means the period beginning upon receipt of the Fundamental Change Company Notice and ending thirty (30) Trading Days after the Effective Date.

(b) Whenever in this Indenture (including Sections 2.1, 8.1 and 8.7 hereof) or in the form of Securities there is a reference, in any context, to the principal of any Securities as of any time, such reference shall be deemed to include reference to the Fundamental Change Purchase Price payable in respect to such Securities to the extent that such Fundamental Change Purchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Purchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Purchase Price in those provisions of this Indenture when such express mention is not made.

(c) A “Fundamental Change” shall be deemed to have occurred upon a Change in Control or a Termination of Trading.

(d) A “Change in Control” of the Company, or any successor entity that is subject to the terms of this Indenture, shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person or group of related persons (other than to any of the Company’s wholly owned Subsidiaries);

(2) the approval by the holders of the Company’s Capital Stock of any plan or proposal for liquidation or dissolution;

(3) if any person or group shall become the beneficial owner , directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company; or

(4) any consolidation or merger by the Company where persons who are beneficial owners of the Company’s shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

Notwithstanding anything in this Indenture to the contrary, a merger or consolidation shall not be deemed to constitute a “Change of Control” if at least 90% of the consideration, excluding cash payments for fractional shares, in the subject transaction or event consists of shares of Capital Stock or American Depositary Shares that are (A) listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange or the American Stock Exchange, or (B) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market and as a result of such transaction or transactions the Securities become convertible into or exchangeable or exercisable for such publicly traded securities. For purposes of the definition of Change in Control:

“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities with in the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of voting stock of the Company will be deemed to include all outstanding shares of voting stock of the Company and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the determination is being made, but shall not include any unissued shares deemed to be held by all other persons;

“beneficially owned” has a meaning correlative to that of beneficial owner;

“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control; and

“voting stock” means any class or classes of Capital Stock pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

(e) Within 10 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

(3) the anticipated Fundamental Change Purchase Date;

(4) the Fundamental Change Purchase Price;

(5) the Holder’s right to require the Company to purchase the Securities;

(6) briefly, the conversion rights of the Securities;

(7) the name and address of each Paying Agent and Conversion Agent and that the Securities must be surrendered to the Paying Agent to collect payment;

(8) the then effective Conversion Price and Conversion Rate;

(9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(12) that, unless the Company defaults in making payment of the Fundamental Change Purchase Price or any applicable Make-Whole Premium, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest and Registration Default Payments, if any, will cease to accrue on and after the Fundamental Change Purchase Date;

(13) the CUSIP number of the Securities;

(14) that a Make-Whole Premium is required to be paid by the Company upon any conversion in connection with a Fundamental Change; and

(15) whether such Make-Whole Premium shall be paid, pursuant to Section 5.3, in shares of Capital Stock of a Public Entity subject to the conditions set forth in Section 5.3.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(f) A Holder may exercise its rights specified in this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date.

(1) The delivery of such Security to any Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(2) The Company shall only be obliged to purchase pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Subsection 3.8(f) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

SECTION 3.9.	EFFECT OF FUNDAMENTAL CHANGE PURCHASE NOTICE.

(a) Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Subsection 3.8(f), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date with respect to such Security (provided that the conditions in Subsection 3.8(f) have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Subsection 3.8(f). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Subsection (b) immediately below with respect to the Securities to be converted.

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

SECTION 3.10.	DEPOSIT OF FUNDAMENTAL CHANGE PURCHASE PRICE.

(a) On or before 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

(b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change

Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased on or as soon as practicable after the Fundamental Change Purchase Date.

SECTION 3.11.	SECURITIES PURCHASED IN PART.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.12.	COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

In connection with any offer to purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

SECTION 3.13.	PURCHASE OF SECURITIES IN OPEN MARKET

The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date, may (to the extent permitted by applicable law) reissue or sell such Security or surrender such Security to the Trustee for cancellation as aforesaid. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.

ARTICLE 4

CONVERSION

SECTION 4.1.	CONVERSION PRIVILEGE AND CONVERSION RATE.

(a) Subject to and upon compliance with the provisions of this Article and the Securities, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company on or prior to the close of business on the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders’ option and unless the Holder has delivered (and not withdrawn) a Fundamental Change Purchase Notice pursuant to Section 3.9, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below.

(b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(d) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 149.6558 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article 4. The “Conversion Price” at any particular time shall equal $1,000 divided by the Conversion Rate at the then applicable time and shall be adjusted in certain instances as provided in this Article 4.

SECTION 4.2.	CONVERSION PROCEDURE.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (or a facsimile of the conversion notice) and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as practicable after the Conversion Date, but in no event later than three Trading Days following the Conversion Date, the Company shall (i) (A) provided the Conversion Agent is participating in the Depositary’s Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver such aggregate number of shares of Common Stock to which the applicable Holder shall be entitled to such Holder’s or its nominee’s or nominees’ balance account with the Depositary through its Deposit Withdrawal Agent Commission system or (B) if the Conversion Agent is not participating in the Depositary’s Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled and (ii) and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock issued upon conversion is registered shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as otherwise provided for in Section 4.6, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security.

(c) Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding (1) Securities or portions thereof called for redemption or presented for purchase pursuant to Article 3 hereof on a Redemption Date or a Fundamental Change Purchase Date, as the case may be, occurring during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the fifth Business Day after the next succeeding Interest

Payment Date or (2) Securities that are submitted for conversion between the Regular Record Date for the final interest payment and the opening of business on the final Interest Payment Date) shall be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted and such interest shall be payable to the registered Holder of such Security as of that Regular Record Date notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

(d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities, and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

(e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f) The Company shall not effect any conversion of a Security, and no Holder shall have the right to convert any portion of such Security, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4.2(f), in determining the number of outstanding shares of Common Stock, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Security, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of Securities. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Final Maturity Date, or (ii) on any of the ten Trading Days up to and including the Effective Date of such Fundamental Change or (iii) during the Fundamental Change Conversion/Repurchase Period.

SE CTION 4.3.	FRACTIONAL SHARES.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(d)) of the Common Stock on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

SECTION 4.4.	TAXES ON CONVERSION.

If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5.	COMPANY TO PROVIDE STOCK.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (including after taking into account any adjustment to the Conversion Rate pursuant to Section 4.6).

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be treated as a Restricted Security.

SECTION 4.6.	ADJUSTMENT OF CONVERSION RATE.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1) In case the Company shall (A) pay a dividend on its Common Stock in shares of Common Stock, (B) make a distribution on its Common Stock in shares of Common Stock, (C) subdivide its outstanding Common Stock into a greater number of shares, or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(2) In case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the record date for the determination of stockholders entitled to receive such rights, options or warrants (or if no record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which:

(A) the numerator shall be the number of shares of Common Stock outstanding on the close of business on such record date with respect to such issuance (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of additional shares of Common Stock offered (or into which the securities so offered are convertible, exchangeable or exercisable); and

(B) the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion, exercise or exchange price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) would purchase at the Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of Common Stock on such record date.

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(3) (i) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in subsection (1) of this Section 4.6(a)), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (2) of this Section 4.6(a)) and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) adopted before the date of this Indenture), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which:

(A) the numerator shall be the Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of the Common Stock on such record date; and

(B) the denominator shall be Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(ii) In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made prior to the time the foregoing adjustment could otherwise be made in a writing delivered to the Trustee and the Holders so that each Holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such Holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(a)(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction:

(A) the numerator of which shall be the sum of (x) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average

Closing Price over the Spinoff Valuation Period of the portion of the securities so distributed applicable to one share of Common Stock; and

(B) the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences;

In lieu of the foregoing, the Company may at the time of the public announcement of such distribution elect in a writing provided to the Trustee and the Holders to reserve the pro rata portion of such Securities so that each Holder of securities shall have the right to receive upon conversion the amount of such shares of capital stock or similar equity interests of such Subsidiary or business unit that such Holder of Securities would have received if such Holder of Securities had converted such Securities on the record date with respect to such distribution.

(iii) With respect to any rights (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company (any Rights that may be issued pursuant to any rights plan being referred to as, a “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in this Section 4.6(a) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(a)(3).

(iv) Rights, options or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock (including issuances of Common Stock upon conversion of the Securities), shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Rate under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.6(a)(3). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed, purchased by the Company or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption, purchase by the Company or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(4) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Business Day immediately preceding the day on which such Triggering Distribution is declared (“Determination Date”) by a fraction of which:

(A) the numerator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Determination Date; and

(B) the denominator of which shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Determination Date less the sum of the Triggering Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date).

Such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(5) In case the Company or any of its Subsidiaries shall purchase any shares of the Common Stock by means of tender offer, then immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

(A) the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Trading Day next succeeding the Expiration Date.

For purposes of this Section 4.6(a)(5), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent) of any other consideration payable in such tender offer. Such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(a)(3)(B) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(a)(3)(B). For purposes of this Section 4.6(3), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(6) For the purpose of any computation under subsections (2) and (3) of this Section 4.6(a), the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days commencing 11 Trading Days before (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (3) of this Section 4.6(a) or (B) the record date with respect to distributions, issuances or other events requiring such computation under subsection (3) or (4) of this Section 4.6(a). The closing price (the “Closing Price”) for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee), in consultation with a financial advisor the Company determines in good faith is reasonably proficient in valuing equity interests.

(7) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(f) For purposes of this Section 4.6, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

SECTION 4.7.	NO ADJUSTMENT.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.6 above without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

SECTION 4.8.	ADJUSTMENT FOR TAX PURPOSES.

The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exerciseable or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.9.	NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

SECTION 4.10.	NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Rate;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record date or effective date, as the case may be. The Company shall mail such notice at least 10 days before such proposed record date or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

SECTION 4.11.	EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

(a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.6); (2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that (A) the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, and (B) any additional shares of Common Stock which a Holder is entitled to receive as a Make-Whole Premium upon conversion in connection with a Fundamental Change, shall not be payable in shares of Common Stock, but will represent a right to receive the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the additional shares of Common Stock had such additional shares of Common Stock been outstanding immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders.

SECTION 4.12.	TRUSTEE’S DISCLAIMER.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

SECTION 4.13.	VOLUNTARY INCREASE.

(a) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors (1) determines that such increase would be in the best interest of the Company or (2) deems it advisable to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate so that the resulting Conversion Price would be less than the par value of a share of Common Stock. Any such change in the Conversion Rate shall also be made to the Conversion Price.

ARTICLE 5

MAKE WHOLE PREMIUM

SECTION 5.1.	MAKE-WHOLE PREMIUM.

(a) Upon the occurrence of a Change of Control, the Holders will be entitled to receive from the Company, on the Fundamental Change Purchase Date, the Make-Whole Premium, if any, if they convert any of their Securities pursuant to Section 4.1 hereof at any time during the Fundamental Change Conversion/Repurchase Period after the date of the Fundamental Change Company Notice required pursuant to Section 3.8 hereof . With respect to any conversion for which a conversion notice is delivered after the Effective Date and during the Fundamental Change Conversion/Repurchase Period in accordance with Section 4.2, the Fundamental Change Purchase Date shall mean the date that is three (3) Business Days following the applicable Conversion Date.

(b) The Make-Whole Premium shall be equal to an additional number of shares of Common Stock calculated in accordance with Section 5.1(c) hereof. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders of Securities upon conversion thereof.

(c) The “Make-Whole Premium” shall be equal to the principal amount of the Securities to be converted divided by $1,000 and multiplied by the applicable number of shares of Common Stock determined by reference to the table below (the “Make-Whole Premium Table”) and is based on the Effective Date and the Stock Price.

Make-Whole Premium

(Number of Additional shares of Common Stock)

	Effective Date
Stock Price on Effective Date	March 30, 2005	March 31, 2006	March 31, 2007	March 31, 2008	March 31, 2009	April 1, 2010
$4.63	$44.90	$44.90	$44.90	$44.90	$44.90	$0.00
$5.14	$44.90	$44.90	$44.90	$44.90	$44.90	$0.00
$6.00	$44.90	$41.94	$37.91	$32.96	$26.55	$0.00
$10.00	$21.31	$18.65	$15.34	$11.08	$5.69	$0.00
$15.00	$12.58	$11.05	$9.23	$7.15	$3.66	$0.00
$20.00	$8.74	$7.81	$6.69	$5.36	$2.75	$0.00
$25.00	$6.51	$5.93	$5.20	$4.29	$2.20	$0.00
$30.00	$5.05	$4.69	$4.21	$3.58	$1.83	$0.00
$35.00	$4.01	$3.81	$3.50	$3.07	$1.57	$0.00
$40.00	$3.23	$3.15	$2.97	$2.68	$1.37	$0.00

(1) If the Stock Price is between two stock price amounts on the Make-Whole Premium Table or the Effective Date is between two dates on the Make-Whole Premium Table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year).

(2) If the Stock Price is in excess of $40.00 (subject to adjustment as described in Section 4.6, the “Stock Price Cap”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(3) If the Stock Price is less than $4.63 (subject to adjustment as described in Section 4.6, the “Stock Price Threshold”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(4) In no event shall the shares issuable upon conversion of Securities converted pursuant to Section 4.1 hereof plus the shares issuable pursuant to this Section 5.1 hereof be in excess of 15,944,123 shares of Common Stock (subject to adjustment as described in Section 4.6, the “Make-Whole Shares Cap”).

(5) For purposes of this Section 5.1(c), the following terms shall have the respective meanings indicated:

(A) “Stock Price” means the price paid per share of Common Stock in the transaction constituting the Change of Control, determined as follows: (i) if holders of Common Stock receive only cash in the transaction constituting the Change of Control, the Stock Price shall equal the cash amount paid per share of Common Stock; and (ii) in all other cases, the Stock Price shall equal the arithmetic average of the Closing Prices of a share of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

(6) Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York or publish such information on the Company’s web site or through such other public medium as the Company may use at that time.

SECTION 5.2.	PAYMENT OF MAKE-WHOLE PREMIUM.

On or prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company will deposit with the Trustee or with one or more Paying Agents, additional shares of Common Stock, cash and/or other assets or property sufficient to satisfy the entitlement of the Holders of Securities under Section 5.1. Payment of the entitlement pursuant to Section 5.1 to Holders of Securities surrendered for conversion during the Fundamental Change Conversion/Repurchase Period will be made promptly by the Trustee or such Paying Agent on the Fundamental Change Purchase Date. To the extent that the aggregate amount of shares of Common Stock, cash and/or other assets or property deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Securities under Section 5.1 that are converted in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

SECTION 5.3.	PUBLIC ACQUIROR CHANGE OF CONTROL.

If a Change of Control occurs that would otherwise trigger the obligation of the Company to pay the Make-Whole Premium pursuant to Section 5.1 hereof and the Acquiror is a Public Entity or is a direct or indirect subsidiary of a Public Entity, the Company may elect to provide for the Make-Whole Premium to be paid in shares of Capital Stock of such Public Entity in lieu of paying the Make-Whole Premium in shares of Common Stock. The Company may elect to pay any such Make-Whole Premium in shares of Capital Stock of such Public Entity so long as:

(a) the shares of Capital Stock of such Public Entity are, subject to notification of issuance, listed on the principal United States securities exchange on which the issued and outstanding shares of Capital Stock of such Public Entity are listed or, if not so listed, on the Nasdaq National Market;

(b) the shares of Capital Stock of such Public Entity are registered under the Exchange Act; and

(c) the shares of Capital Stock of such Public Entity payable as the Make-Whole Premium are registered or exempt from registration under the Securities Act and are freely tradeable without restrictions under the Securities Act and any necessary qualification or registration under applicable state securities laws have been made (subject to the availability of any exemption from such qualification and registration requirements).

SECTION 5.4.	ADJUSTMENTS RELATING TO THE MAKE-WHOLE PREMIUM.

Each time that the Conversion Rate is adjusted by the Company pursuant to Section 4.6 hereof, (A) the Stock Price Threshold, the Stock Price Cap and each of the stock prices set forth in the left hand column of the Make-Whole Premium Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted, and (B) the Make-Whole Shares Cap and each of share amounts set forth in the body of the Make-Whole Premium Table shall be adjusted (rounded to the nearest one-one hundredth of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 4.6 hereof.

ARTICLE 6

COVENANTS

SECTION 6.1.	PAYMENT OF SECURITIES.

(a) Interest shall accrue in respect of the Securities at the rate and in the manner provided in the Securities and this Indenture. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Registration Default Payments, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities.

(b) Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

SECTION 6.2.	SEC REPORTS.

(a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it is required to file them with the SEC, whether or not the Company makes the filing with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c) The Company also shall comply with Trust Indenture Act Section 314(a), whether or not the Securities are governed by the Trust Indenture Act.

(d) At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would otherwise be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations;” provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed “furnished” to the Trustee for purposes of this Section 6.2(d); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

SECTION 6.3.	COMPLIANCE CERTIFICATES.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The Company shall promptly deliver to the Trustee and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

SECTION 6.4.	FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 6.5.	MAINTENANCE OF CORPORATE EXISTENCE.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

SECTION 6.6.	RULE 144A INFORMATION REQUIREMENT.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 6.7.	RESALE OF CERTAIN SECURITIES.

During the period beginning on the date on which any of the Securities are originally issued and ending on the date that is two years from such date, the Company shall not, and shall use its best efforts not to permit any of its “affiliates” (as defined under Rule 144) to resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

SECTION 6.8.	STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Registration Default Payments, if any), on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.9.	BOOK-ENTRY SYSTEM.

If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that upon the request of Holders of at least 25% in aggregate principal amount of the Securities then outstanding, it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

SECTION 6.10.	PAYMENT OF REGISTRATION DEFAULT PAYMENTS.

If Registration Default Payments are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such

Registration Default Payments that are payable, (ii) the reason why such Registration Default Payments are payable and (iii) the date on which such Registration Default Payments are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Registration Default Payments are payable. If the Company has paid Registration Default Payments directly to the Persons entitled to such Registration Default Payments, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 6.11.	INFORMATION FOR IRS FILINGS.

The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership, trust or other entity, is organized and validly existing under the laws of the United States of America, any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest including any Make-Whole Premium, Coupon Make-Whole Payment and Registration Default Payments, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets; and

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and Article XI and that all conditions precedent herein provided for relating to such transaction have been complied with.

The provisions of this Section 7.1 shall similarly apply to successive consolidations, mergers, sales or conveyances.

SECTION 7.2.	SUCCESSOR SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

SECTION 8.1.	EVENTS OF DEFAULT.

(a) An “Event of Default” shall occur upon:

(1) the failure of the Company to pay the principal of, or premium, including any Make-Whole Premium, if any, on any Security at the Final Maturity Date, upon a redemption or purchase pursuant to Article 3, or otherwise.

(2) the failure of the Company to pay any interest, including Registration Default Payments, if any, on any Security when due that continues for 30 days, provided that a failure to make any of the first ten scheduled interest payments on the Securities on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period;

(3) the failure of the Company to perform or observe any other covenant required by this Indenture or the Securities, if such failure continues for 30 days after the Notice of Default specified below is given;

(4) a default under any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate outstanding principal amount in excess of $8.0 million, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, which default (A) is caused by the failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged, or (B) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged;

(5) the failure of the Company to convert the Securities into shares of Common Stock upon exercise of a Holder’s conversion right and such failure continues for 10 days;

(6) the failure by the Company to provide a Fundamental Change Company Notice in accordance with the terms of this Indenture;

(7) the entry against the Company or any of its Subsidiaries of a final judgment or judgments aggregating in excess of $8.0 million, which judgments remain unpaid, unstayed, undischarged or unbonded for a period of 60 days;

(8) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b) A default under clause (3) of Subsection 8.1(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time specified in clause (3) of Subsection 8.1(a) after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 8.1 is cured, it ceases.

(c) The Company promptly will deliver to the Trustee, and in any event within 5 Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 10 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (3) of Subsection 8.1(a).

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

SECTION 8.2.	ACCELERATION.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Subsection 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount, and all accrued and unpaid interest, and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs and is continuing with respect to the Company, the principal amount, and all accrued and unpaid interest, and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 8.3.	OTHER REMEDIES.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4.	WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, premium, or Registration Default Payments, if any, or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5.	CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6	LIMITATIONS ON SUITS.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of the Redemption Price, the Fundamental Change Repurchase Price, any applicable Make-Whole Premium, any applicable Coupon Make-Whole Payment or interest (including Registration Default Payments, if any),on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8.	COLLECTION SUIT BY TRUSTEE.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Subsection 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.9.	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10.	PRIORITIES.

(a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

(1) First, to the Trustee for amounts due under Section 9.7;

(2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including Registration Default Payments, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Registration Default Payments, if any), respectively;

(3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and

(4) Fourth, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

SECTION 8.11.	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

SECTION 8.12.	WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 8.13.	RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 8.14.	RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.15.	DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 9

TRUSTEE

SECTION 9.1.	DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Subsection (b) of this Section 9.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

Every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 9.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.2.	RIGHTS OF TRUSTEE.

(a) Subject to Section 9.1:

(1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or the Holders of at least 25% of the aggregate principal amount of the then outstanding Securities of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

SECTION 9.3.	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

SECTION 9.4.	TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.5.	NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of all uncured defaults or Events of Default known to it within 20 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or premium, if any, or interest, including Registration Default Payments, on any Security when due or in the payment of any redemption or purchase obligation.

SECTION 9.6.	HOLDER’S LIST AND REPORTS BY TRUSTEE TO HOLDERS.

(a) The Company will furnish or cause to be furnished to the Trustee: (1) quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such Record Date; and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

(b) (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.6(a) and the names and addresses of Securityholders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.6(b) upon receipt of a new list so furnished.

(2) The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

(3) Every Securityholders of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Securityholders made pursuant to the TIA.

(c) If a report is required by TIA Section 313, within 60 days after each March 31, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

(d) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

SECTION 9.7.	COMPENSATION AND INDEMNITY.

(a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

(d) To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 9.8.	REPLACEMENT OF TRUSTEE.

(a) The Trustee may resign by so notifying the Company and to the Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee at any time by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 9.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d) The Holders of a majority in aggregate principal amount of the Securities then outstanding may upon removal of the Trustee nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten Business Days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any other Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions provided herein, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(e) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(g) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(h) Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

SECTION 9.9.	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 9.10.	ELIGIBILITY; DISQUALIFICATION.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 9.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 9.12.	DISQUALIFICATION; CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1.	SATISFACTION AND DISCHARGE OF INDENTURE.

(a) (1) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(2) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable,

(ii) will become due and payable at the Final Maturity Date within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company

(3) and the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

(4) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7, and, if money shall have been deposited with the Trustee pursuant to clause (2) of Subsection 10.1(a), the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12 and 12.5, Articles 3 and 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

SECTION 10.2.	APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

SECTION 10.3.	REPAYMENT TO COMPANY.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.1 and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 10.4.	REINSTATEMENT.

(a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

(b) If pursuant to the last sentence of Section 10.1(1), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.1.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1.	WITHOUT CONSENT OF HOLDERS.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) increasing the Conversion Rate, provided that the increase will be in accordance with the terms of this Indenture and will not adversely affect the interests of Holders in any material respect;

(4) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(5) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect;

(6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

(7) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

(8) complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.11 and Article 7); or

(9) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

SECTION 11.2.	WITH CONSENT OF HOLDERS.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(1) change the maturity of the principal of or any installment of interest on, or any Registration Default Payments with respect to any Security;

(2) reduce the principal amount of, premium, if any, or interest on, or any Registration Default Payments, or the amount payable upon redemption or purchase pursuant to Article 3, with respect to any Security;

(3) reduce the interest rate or interest, including any Registration Default Payments with respect to any Security;

(4) change the currency of payment of principal of, premium, if any, or interest on any Security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(6) modify the Company’s obligation to purchase Securities at the option of Holders or the Company’s right to redeem Securities, in a manner adverse to the Holders;

(7) make any change that adversely affects the purchase option of Holders upon a Fundamental Change or the conversion rights of Holders;

(8) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default;

(9) modify the provisions in Section 3.1 in any manner adverse to Holders;

(10) reduce the quorum or voting requirements under this Indenture;

(11) modify any of the provisions of this Section 11.2 or Section 8.4, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(12) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

(13) modify in any manner the calculation of the Make-Whole Premium or the Coupon Make-Whole Payment; or

(14) change the ranking of the Securities in a manner adverse to the Holders;

(b) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 11.3.	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 11.4.	REVOCATION AND EFFECT OF CONSENTS.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (14) of Subsection 11.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 11.5.	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.6.	T RUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 11.7.	EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

SECTION 12.1.	TRUST INDENTURE ACT CONTROLS.

If any provision hereof limits, qualifies or conflicts with another provision of the TIA which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

SECTION 12.2.	NOTICES.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, CA 94538

Attention: General Counsel

Facsimile No.: (510) 413-1296

Telephone No.: (510) 413-1200

with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Dennis DeBroeck

Facsimile No. (650) 938-5200

Telephone No.: (650) 988-8500

if to the Trustee, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

LM-CA-T24T

Los Angeles, California 90071

Attn: Corporate Trust Services

Lexar Media, Inc. Notes due 2010)

Facsimile No.: (213) 615-6197

Telephone No.: (213) 615-6043

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with TIA Section 312(b) relating to Securityholder communications. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.4.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.5.	RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action.

SECTION 12.6.	RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.7.	GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.9.	NO RECOURSE AGAINST OTHERS.

All liability described in paragraph 16 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 12.10.	SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.11.	MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.12.	SEPARABILITY.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.	TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Lexar Media, Inc.

By:
Name:
Title:

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXAR MEDIA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.2

[1]	These paragraphs should be included only if the Security is a Global Security.
[2]	These paragraphs to be included only if the Security is a Restricted Security.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH LEXAR MEDIA, INC. OR ANY AFFILIATE OF LEXAR MEDIA, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO LEXAR MEDIA, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO LEXAR MEDIA, INC.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.2

LEXAR MEDIA, INC.

CUSIP:	R-

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

Lexar Media, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                          , or registered assigns, the principal sum of              Dollars ($            ) on April 1, 2010 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.3

Interest Payment Dates: September 30 and March 31.

Regular Record Dates: September 15 and March 15.

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

3 This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Lexar Media, Inc.

By:
Name:
Title:

By:
Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the

Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

LEXAR MEDIA, INC.

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

1.	INTEREST

Lexar Media, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.625% per annum. The Company shall pay interest semiannually in arrears on September 30 and March 31 of each year, commencing September 30, 2005. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Registration Default Payments accrued or payable on such date as provided in the Registration Rights Agreement.

No sinking fund is provided for the Securities.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on September 15 or March 15, as the case may be, (each, a Regular Record Date) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.625% Senior Convertible Notes due 2010 (the “Securities”), issued under an Indenture dated as of March 30, 2005

(together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are unsecured obligations of the Company limited to $60,000,000 (subject to increase by up to an additional aggregate principal amount of $10,000,000 in the event the Purchasers (as defined in Purchase Agreement dated March 30, 2005 (the “Purchase Agreement”) between the Company and the Purchasers thereunder) exercise the right to purchase Additional Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	OPTIONAL REDEMPTION

Prior to March 31, 2008, this Security shall not be redeemable. On or after March 31, 2008, the Company may, at its option, redeem this Security if the Closing Price of the Common Stock exceeds 175% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period ending on the Trading Day prior to the date the Company delivers the Redemption Notice, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Sections 4.6 and 4.11 of the Indenture and (ii) on the date that the Company delivers such Redemption Notice through the Redemption Date, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such Redemption Notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act,, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date, plus the Coupon Make-Whole Payment; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holder in whose names this Security is registered at the close of business on such Regular Record Date. Securities or portions of this Security called for redemption may be converted by the Holder in accordance with the provisions of Article 4 of the Indenture until the close of business on the Business Day prior to the Redemption Date.

6.	NOTICE OF REDEMPTION

Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the Fundamental Change Purchase Date, at a purchase price equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company on or prior to the close of business on the Final Maturity Date, unless previously redeemed to the Company or purchased by the Company at the Holders’ option, at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion and subject to the adjustments described therein. Each Holder who elects to convert Securities (other than upon a Fundamental Change whereupon the Holder shall be entitled to Make-Whole Premium required by the terms of the Indenture) during the period from and including the date of the applicable Redemption Notice to and including the last Trading Day prior to the Redemption Date specified in such Redemption Notice shall be entitled to receive the Coupon Make-Whole Payment in respect of the Securities so converted.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the

Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

13.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

14.	DEFAULTS AND REMEDIES

This Holder of this Security is entitled to certain remedies upon the occurrence of an Event of Default as set out in Article 8 of the Indenture.

15.	TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Lexar Media, Inc., 47300 Bayside Parkway, Fremont, CA 94538; Attention: General Counsel.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT PURCHASE

UPON A CHANGE IN CONTROL

To:	Lexar Media, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Lexar Media, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges, purchase, redemptions, purchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES3

Re:	5.625% Senior Convertible Notes due 2010 (the “Securities”) of Lexar Media, Inc.

This certificate relates to $             principal amount of Securities owned in (check applicable box)

☐ book-entry or    ☐ definitive form by                              (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of March 30, 2005 between Lexar Media, Inc. and U.S. Bank National Association., as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)

Exhibit B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 30, 2005, by and among Lexar Media, Inc., a Delaware corporation, with headquarters located at 47300 Bayside Parkway, Fremont, California 94538 (the “Company”), and the undersigned purchasers (each, a “Purchaser”, and collectively, the “Purchasers”).

WHEREAS:

A. The Company has authorized the issuance of up to $70,000,000 principal amount of its 5.625% Senior Convertible Notes due 2010 (the “Notes”) pursuant to the Indenture dated of even date herewith (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which Notes will, among other things, be convertible into shares of Common Stock (as defined below) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes and the Indenture.

B. In connection with the Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Purchasers an aggregate of up to $70,000,000 principal amount of the Notes.

C. To induce the Purchasers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by agreement or otherwise.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing Date” means the date of the initial closing of the sale of the Firm Securities as contemplated by the Purchase Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Notes.

“Company” has the meaning set forth in the preamble of this Agreement.

“Conversion Shares” has the meaning set forth in the preamble of this Agreement.

“Effective Date” means the date the Shelf Registration Statement has been declared effective by the SEC.

“Effectiveness Deadline” means the date that is 180 days after the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holder” means a Person who is a holder or beneficial owner of any Notes or Conversion Shares; provided that, unless otherwise expressly stated herein, only registered holders of Notes or Conversion Shares shall be counted for purposes of calculating any proportion of holders entitled to take any action or give notice pursuant to this Agreement.

“Holder Information” with respect to any Holder means information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder specifically for inclusion therein.

“Indenture” has the meaning set forth in the preamble of this Agreement.

“Legal Counsel” means one firm or counsel designated by the Company (and reasonably acceptable to the Purchasers acting on behalf of the Holders) to act as counsel for the Holders in connection therewith, which firm shall be Schulte Roth & Zabel LLP.

“Losses” has the meaning set forth in Section 5(d) hereof.

“Majority Holders” means the Holders of a majority of the then outstanding aggregate principal amount of Notes for which shares of Common Stock issued or issuable upon conversion thereof are being registered under a Shelf Registration Statement; provided that

2

Holders of the shares of Common Stock issued upon conversion of Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted; and provided further, that shares of Common Stock which have been sold or otherwise transferred pursuant to the Shelf Registration Statement shall not be included in the calculation of Majority Holders.

“NASD” means the National Association of Securities Dealers, Inc.

“Notes” has the meaning set forth in the preamble of this Agreement.

“Notice and Questionnaire” means a Selling Securityholder Notice and Questionnaire substantially in the form of Exhibit A attached hereto.

“Notice Holder” means any Holder of Transfer Restricted Securities that has delivered a properly completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” has the meaning set forth in the Indenture.

“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Conversion Shares covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the preamble of this Agreement.

“Purchasers” has the meaning set forth in the preamble of this Agreement.

“Questionnaire Deadline” has the meaning set forth in Section 2(b) hereof.

“Record Holder” means each Person who is registered on the books of the registrar as the holder of Notes at the close of business on March 15 and September 15 immediately preceding such Registration Default Payments Payment Date.

“Registration Default” has the meaning set forth in Section 2(e) hereof.

“Registration Default Payments” has the meaning set forth in Section 2(e) hereof.

“Registration Default Payments Payment Date” means each March 31 and September 30.

“Rule 144” means Rule 144 under the Securities Act (or any similar provision promulgated by the SEC).

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“Rule 144A” means Rule 144A under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 144(k)” means Rule 144(k) under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 415” means Rule 415 under the Securities Act (or any successor provision promulgated by the SEC).

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the preamble of this Agreement.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Period” has the meaning set forth in Section 2(c) hereof.

“Shelf Registration Statement” means any “shelf” registration statement of the Company filed pursuant to the provisions of Section 2(a) hereof which covers the Transfer Restricted Securities on Form S-3 or on another appropriate form (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

“Suspension Period” has the meaning set forth in Section 2(d) hereof.

“Transfer Restricted Securities” means the Conversion Shares issued or issuable upon conversion of the Notes (and any security issued with respect thereto upon any stock dividend, split or similar event) until the earliest of the date on which any applicable Conversion Share, or any security issued with respect thereto upon any stock dividend, split or similar event, as the case may be: (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Conversion Shares which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act; (ii) has been transferred pursuant to Rule 144; (iii) may be sold or transferred pursuant to Rule 144(k); or (iv) ceases to be outstanding. Notwithstanding the foregoing, each Conversion Share issued or issuable upon conversion of the Notes (and any security issued with respect thereto upon any stock dividend, split or similar event) that has not previously ceased to be a Transfer Restricted Security pursuant to the previous sentence shall cease to be a Transfer Restricted Security on the date that is two (2) years after the Closing Date.

“Trustee” has the meaning set forth in the preamble of this Agreement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in a Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated

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or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to a Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

2. Shelf Registration Statement.

a. The Company shall, at its expense, prepare and file with the SEC promptly following the Closing Date a Shelf Registration Statement with respect to resales of the Transfer Restricted Securities by the Holders from time to time on a delayed or continuous basis pursuant to Rule 415 and in accordance with the methods of distribution set forth in such Shelf Registration Statement and thereafter shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible, but no later than the Effectiveness Deadline. The first filing of a Shelf Registration Statement shall contain the “Selling Securityholders” section in substantially the form attached hereto as Exhibit B. The Company shall supplement or amend a Shelf Registration Statement, including the “Selling Securityholders” section if required by the rules, regulations or instructions applicable to the registration form used by the Company for a Shelf Registration Statement, or by the Securities Act, the Exchange Act or the SEC or in response to comments from the Staff of the SEC.

b. (i) The Company shall name each Holder that delivers a properly completed and signed Notice and Questionnaire to the Company as a selling security holder in the Shelf Registration Statement. A Holder of Transfer Restricted Securities may include such securities in the Shelf Registration Statement only if the Holder sends by first-class registered mail or by courier with delivery confirmation, a properly completed Notice and Questionnaire to the Company. The Company shall deliver the Notice and Questionnaire to the Purchasers within five (5) Business Days of the Closing Date. In order to be included in the Shelf Registration Statement at the time of its effectiveness, the Notice and Questionnaire must be sent on or prior to the 30th Business Day after the date the Notice and Questionnaire is deemed to have been given in accordance with Section 6(c) hereof (or, in the case of a Holder that is a transferee of Transfer Restricted Securities, on or prior to the earlier of (x) the 20th Business Day after the completion of the transfer of Transfer Restricted Securities to the transferee and (y) 9:00 a.m., New York time, on the fifth Business Day prior to effectiveness of the Shelf Registration Statement) (in any case, the “Questionnaire Deadline”). The Company agrees and undertakes that it shall distribute a Notice and Questionnaire (A) no later than 30 Business Days prior to the expected effectiveness of the Shelf Registration Statement to each Holder in accordance with Section 6(c) hereof, and (B) in the case of a Holder that is a transferee of Notes upon the request of such transferee Holder given in accordance with Section 6(c) hereof, to such Holder at the address set forth in such request.

(ii) Following the effectiveness of the Shelf Registration Statement, upon receipt of a completed Notice and Questionnaire from a Holder, the Company will, as promptly as practicable, but in any event within ten (10) Business Days after its receipt

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thereof, file any amendments to the Shelf Registration Statement or supplements to the related Prospectus as are necessary to permit the Holder to deliver the Prospectus to purchasers of Transfer Restricted Securities (subject to the right of the Company to suspend the use of the Prospectus as described in Section 2(d) hereof); provided, however, that (i) if a supplement to the related Prospectus is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Transfer Restricted Securities, the Company shall not be required to file more than one (1) such supplement during any twenty (20) day period and (ii) if a post effective amendment to the Shelf Registration Statement is required to permit the Holder (or other Holders not included in the Shelf Registration Statement upon effectiveness) to deliver the Prospectus to purchasers of Transfer Restricted Securities, the Company shall not be required to file more than one (1) post-effective amendment to the Shelf Registration Statement in any sixty (60) day period. The Company shall use its reasonable best efforts to cause any such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to amend the Shelf Registration Statement or supplement the Prospectus until the termination of such Suspension Period.

(iii) Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company (x) such other information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or in any application to be filed with or under state securities laws and (y) all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

c. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(d) hereof, by all Notice Holders until the earliest to occur of: (i) the last date on which in the opinion of counsel to the Company the holding period applicable to sales of all Transfer Restricted Securities under Rule 144(k) has expired; (ii) the date as of which all Transfer Restricted Securities have been transferred under Rule 144; and (iii) such date as of which all Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”). The Company will, in order to fulfill its obligations and this Section 2(c): (x) subject to Section 2(d) and subject to the provisions of Section 2(b)(ii), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period; (y) subject to Section 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and (z) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the Shelf Registration Period; provided, however, that nothing in this clause (z) shall be deemed to release a Holder from its obligation to comply with all applicable prospectus delivery requirements under the Securities Act.

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d. The Company may delay the initial effective date of the Shelf Registration Statement (provided that the Registration Default Payments set forth in Section 2(e) below shall nonetheless apply from the Effectiveness Deadline) or suspend the availability of the Shelf Registration Statement and the use of any Prospectus (the period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended herein referred to as the “Suspension Period”), without incurring any obligation to pay Registration Default Payments Damages pursuant to Section 2(e), for a period not to exceed: (i) 30 consecutive days at any one time; (ii) 45 days in the aggregate in any three-month period; or (iii) 90 days in the aggregate during any 12-month period, in each case only for valid business reasons, to be determined in good faith by the Company in its reasonable judgment (which shall not include the avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments, public filings with the SEC and similar events; provided, that the Company promptly thereafter complies with the requirements of Section 3(k) hereof, if applicable. The first day of any Suspension Period must be at least two (2) trading days after the last day of any prior Suspension Period.

e. The Company and the Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages, and it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations under Section 2 hereof. Accordingly, if: (i) the Shelf Registration Statement has not been declared effective by the SEC by the Effectiveness Deadline; or (ii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement Shelf Registration Statement filed and declared effective) or usable (including as a result of a Suspension Period) for the offer and sale of the applicable Transfer Restricted Securities for a period of time (including any Suspension Period) which exceeds: (x) 30 consecutive days at any time; (y) 45 days in the aggregate in any three-month period; or (z) 90 days in the aggregate in any 12-month period (each such event referred to in clauses (i) through (iii), a “Registration Default”), provided that any suspension of the Shelf Registration Statement as a result of the time required by the SEC to declare effective a post-effective amendment to the Shelf Registration Statement in connection with the Company’s obligation to file such an amendment pursuant to Section 2(b)(ii) hereof shall not be included in the calculation of a Registration Default; the Company shall pay to each Notice Holder (who is also a Record Holder) during any period in which a Registration Default has occurred or is continuing, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), at a rate per annum (the “Registration Default Payments”) equal to one-half of one percent (50 basis points) per 30 day period of such Registration Default per $1,000 principal amount of Notes related to the Transfer Restricted Securities subject to such Shelf Registration Statement for the period up to and including April 1, 2010 during which such Registration Default has occurred and is continuing, it being understood that all calculations pursuant to this and the preceding sentence shall be carried out to five decimal places. Following the cure of all Registration Defaults, Registration Default Payments will cease to accrue with respect to such Registration Defaults. All accrued Registration Default Payments shall be paid by the Company on each Registration Default Payments Payment Date in cash to the date of such cure and Registration Default Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding anything in the Agreement to the contrary, Registration Default Payments shall only be payable to Notice Holders.

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f. All of the Company’s obligations (including, without limitation, the obligation to pay Registration Default Payments) set forth in the preceding paragraph which are outstanding or exist with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full. Notwithstanding the foregoing, no Registration Default Payments shall accrue as to any Transfer Restricted Security from and after the earlier of: (i) the date such security is no longer a Transfer Restricted Security; and (ii) the expiration of the Shelf Registration Period.

g. Immediately upon the occurrence or the termination of a Registration Default, the Company shall give the Trustee, so long as the Notes remain outstanding, notice of such commencement or termination of the obligation to pay Registration Default Payments with regard to the Notes, and the amount thereof and of the nature of the default giving rise to such commencement or the event giving rise to such termination, as the case may be (such notice to be contained in an Officer’s Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officer’s Certificate the Trustee and the transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

3. Registration Procedures.

In connection with any Shelf Registration Statement, the following provisions shall apply:

a. The Company shall: (i) furnish to the Purchasers, within a reasonable period of time, but in any event within four (4) Business Days, prior to the filing thereof with the SEC to afford the Purchasers and their counsel a reasonable opportunity for review, a copy of the Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act or filed for purposes of filing exhibits to the Shelf Registration Statement), and shall reflect in each such document, when so filed with the SEC, such comments as the Purchasers may reasonably propose therein; and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Transfer Restricted Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.

b. Subject to Section 2(d), the Company shall ensure that: (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder; (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.

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c. The Company, as promptly as reasonably practicable (but in any event within two Business Days), shall notify the Purchasers and each Notice Holder:

(i) when any Prospectus or any supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;

(iv) of the occurrence of, but not the nature of or details concerning, any event or the existence of any condition that requires the making of any changes in the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and the Shelf Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading;

(v) of the Company’s determination that a post-effective amendment to the Shelf Registration Statement is necessary (other than a post-effective amendment pursuant to Section 2(b)(ii)); and

(vi) of the commencement (including as a result of any of the events or circumstances described in paragraph (ii) above) and termination of any Suspension Period.

d. The Company shall use its reasonable best efforts to obtain: (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus; and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to each Notice Holder and the Purchasers of the withdrawal of any such orders or suspensions.

e. The Company shall promptly furnish to the Purchasers (and, upon written request from any Notice Holder to such Notice Holder), without charge, (i) at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto, (ii) promptly after the same is prepared and filed with the SEC, one copy of the Shelf Registration Statement and any amendment(s) thereto, including financial statements and

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schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of the Shelf Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

f. The Company shall promptly furnish to the Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Shelf Registration Statement; provided, that such correspondence shall not be furnished to any Purchaser unless such Purchaser agrees to keep confidential any information regarding such correspondence.

g. The Company shall, during the Shelf Registration Period, promptly deliver to the Purchasers and each Notice Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request and except as provided in Sections 2(e) and 3(p) hereof; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

h. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

i. Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to: (i) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or; (ii) take any action which would subject it to service of process or taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

j. If the Transfer Restricted Securities are in certificated form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities sold pursuant to the Shelf Registration Statement free of any restrictive legends at least two (2) Business Days prior to settlement of sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

k. Subject to the exceptions contained in (i) and (ii) of Section 3(i) above, the Company shall use its reasonable best efforts to cause the Transfer Restricted Securities

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covered by the Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall provide all such information as may be required by the NASD in connection with the offering under the Shelf Registration Statement of the Transfer Restricted Securities.

l. Upon the occurrence of any event described in Section 3(c)(iv) or 3(c)(v) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to the Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in the Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable best efforts to cause it to become effective as promptly as practicable; provided that the Company’s obligations under this paragraph (k) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(c) hereof and given notice of such suspension to Notice Holders, it being understood that the Company’s obligations under this Section 3(l) shall be automatically reinstated at the end of such Suspension Period.

m. The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement or each post-effective amendment to the Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.

n. The Company shall cause all shares of Common Stock issuable upon conversion of the Notes to be reserved for listing on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the Shelf Registration Statement is declared effective and, shall cause all Common Stock to be so listed when issued, and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

o. If reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained

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by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

p. Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vi), it shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(l) hereof, or until such Notice Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Holder does not and is not required to deliver the Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this Section 3(p) shall not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Registration Default Payments. .

q. The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes covered by the Shelf Registration Statement contemplated hereby.

4. Registration Expenses.

The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of the Legal Counsel not to exceed $100,000 in the aggregate, when taken together with the fees described in Section 5(c) of the Purchase Agreement. Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes) and the Company’s expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company.

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The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker’s commission, agency fee and underwriter’s discount or commission, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

a. The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, its directors, officers, partners, members and employees and each Person, if any, who controls any such Holder within the meaning of either the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5 as a “Holder”) against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such party for any legal expenses of one counsel (in addition to any local counsel) or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that: (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon Holder Information; and (ii) with respect to any untrue statement or omission of material fact made in the Shelf Registration Statement, or in any Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of a Holder from whom the Person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstance where it shall have been established that: (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to such Holder; (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the Securities Act to be made to such Holder; (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto; and (z) there was not sent or given to such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of such amendments or supplements to the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have. This indemnity agreement will not apply to any loss, damage, expense, liability or claim arising from an offer or sale, occurring during a Suspension Period, of Transfer Restricted Securities by a Notice Holder who has previously received notice from the Company of the commencement of the Suspension Period pursuant to Section 3(c)(vi).

b. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and officers and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same

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extent as the foregoing indemnity from the Company to the Holders and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to Holder Information supplied by such Holder. In no event shall any Holder, its directors, officers, partners, members or employees or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement exceeds: (i) the amount paid by such Holder for such Transfer Restricted Securities; plus (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

c. Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 5(a) or 5(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, upon advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to each select one separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Holders in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action; (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would, upon the advice of counsel, present such counsel with a conflict of interest. An indemnifying party will

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not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Subject to the provisions of the immediately following sentence, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel previously incurred as contemplated by this Section 5(c), with such amount not being disputed in good faith by the indemnifying party, and to which it would be entitled under Section 5(a) or 5(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (y) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and such settlement is entered into on such terms and (z) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

d. In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Notes or Common Stock, on the other hand; provided, however, that in no case shall an indemnifying party that is a Holder be responsible for any amount in excess of the total price at which the Transfer Restricted Securities are sold by such Holder to a purchaser. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Holder shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Holder on the other shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by or on behalf of the Company, on the one hand, and the amount of proceeds received by such Holder with respect to its sale of Transfer Restricted Securities under the Shelf Registration Statement, on the other hand. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or relates to Holder Information supplied by such Holder, on the

15

other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person who controls such Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

e. The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter or the Company or any of the officers, directors or controlling Persons referred to in Section 5 hereof, and will survive the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.

f. Rules 144 and 144A. The Company covenants that it shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6. Miscellaneous.

a. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its Noteholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

b. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be

16

given, unless the Company consents in writing and the Company has obtained the written consent of at least the Majority Holders; provided that with respect to any matter that directly or indirectly affects the rights of the Purchasers hereunder, the Company shall obtain the written consent of the Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders.

c. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

(i) if to the Purchasers, initially at their address set forth in the Purchase Agreement;

(ii) if to any other Holder, at the most current address of such Holder maintained by the Registrar under the Indenture or the registrar of the Common Stock (provided that while the Notes or the Common Stock are in book-entry form, notice to the Trustee shall serve as notice to the Holders), or, in the case of the Notice Holder, the address set forth in its Notice and Questionnaire;

(iii) if to the Company, to:

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, California 94538

Telephone: (510) 413-1200

Facsimile: (510) 440-3499

Attention: General Counsel

with a copy to:

Fenwick & West, LLC

Silicon Valley Center

801 California Street

Mountain View, California 94041

Telephone: (650) 988-8500

Facsimile: (650) 938-5200

Attention: Dennis R. DeBroeck, Esq.

(iv) if to Legal Counsel, to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer Klein, Esq.

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All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

The Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

d. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and underwriter and any such Holder and underwriter may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other Person shall succeed to the Company under the Indenture, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Purchasers, whereby such successor shall assume all of the Company’s obligations under this Agreement.

e. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

f. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

h. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

i. Notes Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or the shares of Common Stock issuable upon conversion thereof is required hereunder, Notes or the shares of Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Notes or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

j. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(d), 4 or 5.

k. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document (as defined in the Purchase Agreement) are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it is not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

LEXAR MEDIA, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

HIGHBRIDGE INTERNATIONAL LLC

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:
	Name:	Adam J. Chill
	Title:	Managing Director

N WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASERS:

AMPHORA LIMITED

By: AMARANTH ADVISORS L.L.C., Its Trading Advisor

By:
Name:
Title:

Exhibit A

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Transfer Restricted Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in Item 3 below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person: ______________________________________________________________________________________________

3.	Beneficial Ownership of Transfer Restricted Securities:

	(a)	Amount of Transfer Restricted Securities beneficially owned:

4.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Transfer Restricted Securities listed above in Item 3.

(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Broker-Dealers and their Affiliates

(a) Is the Selling Securityholder a broker-dealer or an affiliate of a broker-dealer:

Yes _____ No _____

If so, please answer the remaining question in this section.

(i) Please advise whether the notes were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

Note that in general we may be required to identify any registered broker-dealer as an underwriter in the prospectus.

(ii) Except as set forth below, if the Selling Securityholder is a registered broker-dealer, the Selling Securityholder does not plan to make a market in the Transfer Restricted Securities. If the Selling Securityholder plans to make a market in the Transfer Restricted Securities, please indicate whether the Selling Securityholder plans to use the prospectus relating to the Transfer Restricted Securities as a market-making prospectus.

(b)	Affiliation with Broker-Dealers

Is the Selling Securityholder an affiliate1 of a registered broker-dealer?

Yes                          No

If so, please answer the remaining question in this section.

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealer.

(ii)	If the notes were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances.

(iii)	Please advise whether the notes were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances.

(iv)	If the Selling Securityholder, at the time of its purchase of Transfer Restricted Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Transfer Restricted Securities, please describe such agreements or undertakings.

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to identify the Selling Securityholder as an underwriter in the prospectus.

(c)	Beneficial Ownership by Natural Persons:

Is the Selling Securityholder is an entity, does any natural person having voting or investing power over the Transfer Restricted Securities held by the Selling Securityholder?2

If so, please state the person’s or persons’ name(s):

7.	Beneficial Ownership by Natural Persons or by a Board or Committee

[1]	An “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

[2]	Please answer “Yes” if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Transfer Restricted Securities held by the Selling Securityholder.

Is the Selling Securityholder a reporting entity with the Securities and Exchange Commission?

If the Selling Securityholder is a majority owned subsidiary of a reporting entity, identify the majority stockholder that is a reporting entity.

Yes                          No

If No, please answer the remaining questions in this section.

(i)	Please name the natural person or person(s) having voting and/or investment control over the Selling Securityholder.[3]

(ii)	If the voting and/or investment control over the Selling Securityholder is held by board or committee, please state the name of the natural person or person(s) on such board or committee.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

[3]	Please include any natural person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Transfer Restricted Securities held by the Selling Securityholder.

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	in sales pursuant to Rule 144;

•	in which broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

State any exceptions here:

__________________________________________________________________________________________________

__________________________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand delivery, first class mail or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Transfer Restricted Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE TO LEXAR MEDIA, INC.

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, California 94538

Attention: General Counsel

EXHIBIT B

SELLING STOCKHOLDERS

EXHIBIT C

SUBJECT MATTER OF FENWICK & WEST LLP OPINION

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the States of California, Colorado and Florida.

2. The Company has the requisite corporate power and authority to own its property and to conduct its business as described in the Exchange Act Documents.

3. The Company has corporate power and authority to enter into the Closing Documents and to carry out all the terms and provisions thereof to be carried out by it, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes.

4. The issuance of the Underlying Shares has been duly authorized by all necessary corporate action of the Company and, when issued to satisfy the conversion rights of the Notes in the manner described in the Indenture, the Underlying Shares will be validly issued, fully paid and non-assessable.

5. The issuance of the Underlying Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof, pursuant to United States federal or California state law, the Delaware General Corporation Law or the certificate of incorporation or bylaws of the Company, other than restrictions on transfer under the Securities Act of 1933, as amended.

6. The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company. The Purchase Agreement is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

7. The execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company. The Indenture is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9. The execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and the Notes have been duly executed by the Company. When authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, the Notes will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions provided for therein, including, without limitation, the issuance and delivery of the Underlying Securities upon due conversion of the Notes in accordance with the terms of the Notes, do not, as of the date hereof, (A) require the consent, approval, authorization, registration or qualification of or with any United States federal, or California state governmental authority or any provision of the Delaware General Corporation Law except such as may be required in connection with the Company’s obligations under the Registration Rights Agreement, (B) violate any of the terms and provisions of, or constitute a default under, any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound or to which its property is subject that has been filed as an exhibit to the Exchange Act Documents, or (C) violate the certificate of incorporation or bylaws of the Company or, to our knowledge, any United States federal or, California state law, any provision of the Delaware General Corporation Law or any order of any court or other governmental authority known to us and applicable to the Company, or any of the Subsidiaries or any of their properties or assets.

11. Based in part upon the representations of the Company and the Purchasers in the Purchase Agreement and assuming compliance by the Company and the Purchasers with their respective obligations under the Purchase Agreement, the issuance and sale of the Notes to the Purchasers and the issuance and sale of the Underlying Securities in the manner contemplated by the Purchase Agreement, will be exempt from the registration requirements of Section 5 of the Securities Act.

12. Prior to the effectiveness of any registration statement prepared in connection with the Company’s obligations under the Registration Rights Agreement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

13. The Company is not, and after giving effect to the sale of the Securities will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

14. To our knowledge, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Notes.